Exhibit 10.3
SECURITY AGREEMENT

This Security Agreement (this “Agreement”) is entered into as of October 14, 2009 by and between MIDAS MEDICI GROUP HOLDINGS, INC., a Delaware corporation (“Midas Medici”), UTILIPOINT INTERNATIONAL, INC., a New Mexico corporation (“Utilipoint”) (Midas Medici and Utilipoint, collectively, the “Borrower”), on the one hand, and PROFICIO BANK, a Utah corporation (the “Lender”), on the other hand.

Recitals

A. Borrower desires to borrow funds from the Lender.

B. As a condition precedent to making a revolving loan to Borrower pursuant to that certain Revolving Loan Agreement by and between and among Borrower and Lender of even date herewith (the “Loan Agreement”), the Lender has required Borrower to execute and deliver this Agreement.

Agreement

NOW, THEREFORE, in consideration of the above recitals and the mutual covenants hereinafter set forth, the parties hereto agree as follows:

1. Creation of Security Interest.  In order to secure the payment and performance of the Secured Obligations (as defined below), the Borrower hereby assigns, pledges and grants to the Lender, a security interest in all of the following of their respective properties and assets, in each case whether now owned or hereafter acquired and wherever located (collectively, the “Collateral”):

All property and assets of the Borrower of every nature and kind whatsoever, including, without limitation, all machinery, equipment and supplies, appliances, computers and related equipment, tools, tooling, furniture, furnishings, fixtures, goods, inventory, raw materials, work in process, finished goods and materials owned by the Borrower, accounts, accounts receivable, general intangibles, names, trademarks, service marks, intellectual property, software, chattel paper, documents, instruments (whether negotiable or non-negotiable), deposit accounts, investment property, securities, securities entitlements, money, contract rights and rights to payment of every kind; and all products, additions, accessions, replacements and substitutions of or for any of the above-described collateral; and all books and records of the Borrower with respect to all such collateral; and all proceeds therefrom, including:  (i) whatever is now or hereafter receivable or received by Borrower upon the sale, exchange, collection or other disposition of any item of collateral, whether voluntary or involuntary, whether such proceeds constitute accounts, inventory, general intangibles, equipment, intellectual property or other assets; (ii) any such items which are now or hereafter acquired by the Borrower with any proceeds of any such collateral; and (iii) any insurance or payments under any indemnity, warranty or guaranty now or hereafter payable by reason of damage or loss or otherwise with respect to any item of collateral or any proceeds thereof.

2. Secured Obligations.  For purposes of this Agreement, “Secured Obligations” shall mean any and all obligations, indebtedness and liabilities owed by Borrower to the Lender under the Loan Agreement and all amendments, modifications, extensions and renewals thereof.

3. Representation and Warranties.  Borrower represents and warrants as follows:

(a) Chief Executive Office.  Midas Medici’s chief executive office is located at 445 Park Avenue, 20th Floor, New York, New York 10022.  Utilipoint’s chief executive office is located at 6000 Uptown Blvd., N.E., Suite 314, Albuquerque, NM 87110.

(b) Existence and Power.  Each Borrower is a corporation duly organized and existing under the laws of its state of incorporation, and is qualified to do business in all jurisdictions in which it conducts its business, except where the failure to be so qualified is not reasonably likely to have a material adverse affect on such Borrower.  Each Borrower has the power and authority to own its property and assets and to execute and deliver, and perform its obligations under, this Agreement.

(c) Enforceability.  This Agreement has been duly authorized, executed and delivered by Borrower and constitutes the legal, valid and binding obligation of Borrower, enforceable against Borrower in accordance with its terms.

(d) No Conflict.  The execution, delivery and performance of this Agreement by Borrower and the consummation of the transactions contemplated hereby will not (i) conflict with or result in a breach of any of the terms and provisions of, or constitute a default (or an event which with the giving of notice or the lapse of time or both would constitute a default) under, its organizational documents or any agreement, indenture, mortgage, deed of trust, equipment lease, instrument or other document to which Borrower is a party; or (ii) conflict with any law, order, rule or regulation of any court or any federal or state government, regulatory body or administrative agency, or any other governmental body having jurisdiction over Borrower or its properties.

(e) Priority.  Borrower is the sole owner of the Collateral; the security interest created hereunder in the Collateral is a first priority, perfected security interest; there are no security interests, liens or encumbrances, or adverse claims of title to, or any other interest whatsoever in, the Collateral or any portion thereof except that created by this Agreement; and no financing statement, mortgage or deed of trust covering the Collateral or any portion thereof exists or is on file in any public office.

4. Covenants.  Borrower covenants and agrees as follows:

(a) Change in Address or Corporate Structure.  Borrower shall not change its name, identity, or corporate structure, move all or any portion of the Collateral or relocate its chief executive office or reincorporate in another state without the prior written consent of the Lender and the prior filing of a financing statement with the proper office and in the proper form to perfect or continue the perfection of the security interests (without loss of priority) created herein, which filing shall be satisfactory in form, substance and location to the Lender prior to such filing.

(b) Payment of Taxes and Liens.  Borrower shall pay and discharge all taxes, assessments and charges or levies against the Collateral prior to the delinquency thereof.

(c) No Transfer.  Borrower shall not sell, assign (by operation of law or otherwise), exchange or otherwise voluntarily or involuntarily transfer or dispose of all or any portion of the Collateral (other than in the ordinary course of business) or encumber, or hypothecate, or create or permit to exist any material lien, security interest, charge or encumbrance or adverse claim upon or other interest in all or any portion of the Collateral without the prior written consent of the Lender, except for liens for taxes not yet due and payable or which are being actively contested in good faith by appropriate proceedings and for which adequate reserves are being maintained by Borrower, and those liens disclosed to Lender by Borrower in writing prior to the execution of this Agreement.

(d) Operating and Deposit Accounts.  Borrower shall maintain the following bank accounts for operating purposes and for the deposit of cash receipts, checks and other items of payment:

Proficio Bank
420 E. South Temple, Suite 520
Salt Lake City, UT 84111
ABA#:   124084779
Operating Account #: 38722
Deposit Account #:  38731

5. Right to Enter.  The Lender shall have, at all times, during regular business hours, with or without notice, the right to enter into and upon any premises where any of the Collateral or records with respect thereto are located for the purpose of inspecting the same, performing an audit, making copies of records, observing the use of any part of the Collateral, protecting the Lender’s security interest in the Collateral, or otherwise determining whether Borrower is in compliance with the terms of this Agreement.

6. Further Assurances.  Borrower shall execute and file any financing or continuation statement, or amendments thereto, and such agreements (including, without limitation, deposit account control agreements), instruments or notices as may be necessary or desirable, which the Lender may reasonably request in order to perfect and preserve the perfection and the priority of the security interests granted or purported to be granted under this Agreement.  Borrower agrees that, at the Lender’s option, this Agreement, or a photocopy hereof, may be filed by the Lender as a financing statement, and that Borrower’s execution hereof shall constitute the execution by Borrower of a financing statement.  Borrower further authorizes the Lender to execute by and on behalf of the Borrower if necessary, and file all necessary financing statements on form UCC-1 as it deems proper to perfect the security interest granted by this Agreement.  At such time as all of the Secured Obligations shall have been fully repaid and performed or this Agreement has been earlier terminated, the Lender shall execute and deliver to Borrower all releases, termination statements, and other instruments as may be necessary or proper to release or reflect the release of the Lender’s security interest in the Collateral.

7. Default.  Borrower shall be in default under this Agreement upon the happening of any one or more of the following events:

(a) Default Under Loan Agreement.  An “Event of Default” shall occur under the Loan Agreement;

(b) Representations and Warranties.  Any representation or warranty made by Borrower in this Agreement or in the Loan Agreement shall prove to have been untrue, incorrect or misleading in any material respect when made;

(c) Other Covenants.  Borrower shall fail to observe or perform any covenant or agreement contained in this Agreement, or in the Loan Agreement or in the Secured Revolving Promissory Note; or

(d) Collateral.  Borrower shall fail to pay and discharge any judgment or levy of any attachment, execution or other process against all or any portion of the Collateral and such judgment shall not be satisfied, or such levy or other process shall not be removed within ten (10) calendar days after the entry or levy thereof, or at least five (5) calendar days prior to the time of any proposed sale under any such judgment levy.

Upon such default, the Lender may declare all Secured Obligations to be immediately due and payable.  The Lender shall have all of the rights and remedies of a secured party under the Utah Uniform Commercial Code and may require Borrower to assemble the Collateral and turn it over to the Lender at a place designated by the Lender.  Borrower hereby expressly waives and releases all rights to have any of the Collateral marshalled upon the exercise of any remedies under this Agreement.

8. Cost and Expenses.  Borrower agrees to pay on demand all costs and expenses, including legal fees, incurred or paid by the Lender in preparing, executing or amending this Agreement.

9. Notices.  All notices and communications required or provided for hereunder by any party shall be in writing and shall be (a) delivered personally, (b) sent by certified or registered mail, postage prepaid, (c) sent by private courier or other overnight delivery service, or (d) sent by telecopy (with evidence of transmittal) to the party or parties to whom such notice is required to be given, to the address set forth below (or to such other address as any party may designate from time to time in accordance with the terms of this section:

If to Bank:

Proficio Bank
420 E. South Temple, Suite 520
Salt Lake City, Utah 84111
Attention:  Terry Grant, Chief Credit & Lending Officer
Facsimile No.:  (801) 363-0669

With a copy to:

Thomas R. Taylor, Esq.
Holme, Roberts & Owen, LLP
299 South Main St., Suite 1800
Salt Lake City, Utah 84111
Facsimile No.:  (801) 521-9639

If to Borrower:

c/o Midas Medici Group Holdings, Inc.
445 Park Avenue, 20th Floor
New York, New York 10022
Attention:  Nana Baffour, Chief Executive Officer
Facsimile No.:  (212) 202-4168

With a copy to:

Steven H. Lang, Esq.
360 Venture Law (Shmalo Lang) LLP
P.O. Box 77365
Atlanta, Georgia 30357
Facsimile No.:  (404) 420-2169

A notice delivered personally shall be effective upon receipt.  A notice delivered by private courier or other overnight delivery service shall be effective on the day delivered (or the day on which delivery is refused in the event delivery is refused).  A notice delivered by certified or registered mail shall be effective on the third business day after the day of mailing.  A notice sent by telecopy shall be effective twenty-four (24) hours after the dispatch thereof.

10. Headings.  The various headings in this Agreement are inserted for convenience only and shall not affect the meaning or interpretation of this Agreement or any provision hereof.

11. Amendments.  No amendment or modification of this Agreement nor any waiver of any rights under this Agreement shall be valid, binding or effective against Lender unless it is in writing and signed by Lender.  No amendment or modification of this Agreement nor any waiver of any rights under this Agreement shall be valid, binding or effective against Borrower unless it is in writing and signed by Borrower.

12. Entire Agreement.  This Agreement, the Loan Agreement and the Secured Revolving Promissory Note issued pursuant to the Loan Agreement are intended by the parties as a final expression of their agreement relating to the subject matter thereof and are intended as a complete and exclusive statement of the terms and conditions thereof.  Acceptance of or acquiescence in a course of performance rendered under this Agreement shall not be relevant to determine the meaning of this Agreement even though the accepting or acquiescing party had knowledge of the nature of the performance and opportunity for objection.

13. Severability.  If any provision or obligation of this Agreement should be found to be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions and obligations or any other agreement executed in connection herewith, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby and shall nonetheless remain in full force and effect to the maximum extent permitted by law.

14. Successors and Assigns.  All rights of the Lender hereunder shall inure to the benefit of its successors and assigns.  Borrower shall not assign any of its interest under this Agreement without the prior written consent of the Lender which can be denied in its sole discretion.  Any purported assignment inconsistent with this provision shall, at the option of the Lender, be null and void.

15. Governing Law, Jurisdiction and Venue.  This Agreement shall be construed in accordance with and governed by the laws of the State of Utah, and any disputes now or hereafter arising in connection with the execution or operation of this Agreement, regardless of whether such disputes shall arise in contract, tort or otherwise, shall be governed and determined by the laws of the State of Utah, without regard to the conflicts of laws provisions thereof.  Jurisdiction and venue for purposes of this Agreement shall be solely with the state and federal courts sitting in Salt Lake City, Salt Lake County, Utah.

16. Delay; Waiver.  No delay in enforcing or failing to enforce any right under this Agreement by the Lender shall constitute a waiver by the Lender of such right.  No waiver by the Lender of any default hereunder shall be effective unless in writing, nor shall any waiver operate as a waiver of any other default or of the same default on a future occasion.

17. Time of Essence.  Time is of the essence of each provision of this Agreement of which time is an element.

18. Survival of Representations and Warranties.  All representations, warranties and covenants of Borrower contained herein shall survive the execution and delivery of this Agreement, and shall terminate upon the full payment and performance by Borrower of the Secured Obligations or the earlier termination of this Agreement.

19. Counterparts.  This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, but all of which shall together constitute one and the same agreement.

20. Construction.  The parties to this Agreement have participated jointly in the negotiation and drafting of this Agreement.  In the event of an ambiguity or if a question of intent or interpretation arises, this Agreement shall be constructed as if drafted jointly by the parties to this Agreement and no presumption or burden of proof shall arise favoring or disfavoring either party to this Agreement by virtue of the authorship of any of the provisions of this Agreement.

21. Attorneys Fees.  If any lawsuit is brought to enforce this Agreement or in connection with any breach or violation hereof, the prevailing party shall be entitled to recover from the non-prevailing party all of its costs and expenses, including, without limitation, all reasonable attorneys’ fee and expenses.

[Signatures on following page]

IN WITNESS WHEREOF, the parties hereto have caused this Security Agreement to be duly executed and delivered by their respective officers as of the date first above written.

BORROWER: MIDAS MEDICI GROUP HOLDINGS, INC., a Delaware corporation

By:	/s/ Nana Baffour
Name: Nana Baffour
Title: Chief Executive Officer
[CORPORATE SEAL]

UTILIPOINT INTERNATIONAL, a New Mexico corporation

By:	/s/ Nana Baffour
Name: Nana Baffour
Title: Chief Executive Officer
[CORPORATE SEAL]

PROFICIO BANK, a Utah corporation

By:	/s/ Terry L. Grant
Name: Terry L. Grant
Title: CCO